Exhibit 5.1

Our ref MCR/302152-000009/5680744v6

Baidu, Inc.

PO Box 309, Ugland House

Grand Cayman

KY1-1104

Cayman Islands

6 August 2013

Dear Sirs

Baidu, Inc.

We have acted as counsel as to Cayman Islands law to Baidu, Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act. The Registration Statement relates to the issuance and sale from time to time, in one or more series, of debt securities of the Company (the “Securities”). Unless otherwise provided in any prospectus supplement to the prospectus forming a part of the Registration Statement relating to a particular series of Securities, the Securities are to be issued under an indenture to be entered into between the Company and The Bank of New York Mellon, as trustee.

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation dated 18 January 2000, the certificate of incorporation on change of name dated 2 January 2009 and the third amended and restated memorandum and articles of association of the Company as registered or adopted on 16 December 2008 (the “Memorandum and Articles”).

1.2	The written resolutions of the board of directors of the Company dated 29 July 2013 (the “Resolutions”) and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.3	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated 2 August 2013 (the “Certificate of Good Standing”).

1.4	A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.5	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Securities have been duly authorised. When the Securities have been issued as contemplated in the Registration Statement, the Securities will be validly issued.

3.3	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are correct in so far as such statements are summaries of or relate to Cayman Islands law.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representation or warranty which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our name under the headings “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder